UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

SULPHCO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N. Suite 190
Houston, TX  77043
(Address of principal executive offices)

Registrant’s telephone number, including area code (713) 896-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

As part of a restructuring of the Board of Directors (the “Board”) of SulphCo, Inc. (the “Company”), on April 27, 2009, each of Michael T. Heffner, Dr. Hannes Farnleitner and Edward E. Urquhart resigned as directors of the Company.  At the time of his resignation, Mr. Heffner served as the Chairman of the Corporate Governance and Nominating Committee and was a member of the Audit Committee.  At the time of his resignation, Dr. Farnleitner was a member of the Corporate Governance and Nominating Committee and the Compensation Committee.

In connection with this restructuring, on April 27, 2009, the Board elected Mr. Fred S. Zeidman to be Chairman of the Board of Directors. Based in Houston, Mr. Zeidman, a director of the Company since August 2008, has held leadership positions at a number of energy related companies.  He is the former Chairman of Houston-based Seitel, Inc., a leading provider of seismic data and related geophysical expertise to the petroleum industry.  He previously served as Chairman of Unibar Corporation, the largest domestic independent drilling fluids company until its sale in 1991 to Anchor Drilling Fluids.  Mr. Zeidman is on the Board of Prosperity Bancshares Inc., serves as Senior Director for Governmental Affairs at Ogilvy Government Relations in Washington D.C., and is Vice Chairman of the University of Texas Health Sciences Center.

Mr. Robert van Maasdijk, the previous Chairman of the Board, will remain a director of the Company and will continue to serve as a member of the Audit Committee.

(d) Appointment of Directors

In order to fill the vacancies created by the aforementioned resignations, on April 27, 2009, pursuant to Section 3.8 of the Amended and Restated Bylaws of the Company (the “Bylaws”), the Board appointed Robert J. Hassler and Orri Hauksson as directors of the Company to serve on the Board until the next annual meeting of stockholders to be held on June 17, 2009.  Mr. Hauksson has been appointed as a member of the Audit Committee.  Additionally, on April 27, 2009, pursuant to Section 3.2(a) of the Bylaws, the Board unanimously approved a reduction in the size of the Board from eight to seven directors.

Mr. Hassler has extensive experience in the oil and refining industries, having held various positions during a 33-year career at ConocoPhillips.  Prior to his retirement in 2008, Mr. Hassler held the position of President, European Refining and Marketing, and had responsibility for four refineries with a combined capacity of 635,000 barrels of oil per day and more than 1,000 outlets and wholesale operations across 13 countries.  Mr. Hassler has a Bachelor of Science in Chemical Engineering from the University of Nebraska and a Masters in Management from M.I.T.

Mr. Hauksson is Deputy Director of Novator Finland Oy (“Novator”), an international capital investment firm and has been closely involved in the telecommunications and shipping industries.  Mr. Hauksson holds several Board positions in Novator’s investment portfolio companies.  Mr. Hauksson has an undergraduate degree in Mechanical Engineering from the University of Iceland and an MBA from Harvard Business School.

Upon their appointment, Mr. Hassler and Mr. Hauksson each received an option to purchase 25,000 shares of the Company’s common stock.  This option is part of the standard annual compensation granted to each of the Company’s non-employee directors.

On April 30, 2009, the Company issued a press release announcing the restructuring of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release Dated April 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SULPHCO, INC.

Date: April 30, 2009	By: /s/ Stanley W. Farmer
Name: Stanley W. Farmer
Title: Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary